QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
December 6, 2002

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-33379 (Commission File Number)	36-4459170 (IRS Employer Identification No.)
30 South Wacker Drive, Chicago, Illinois 60606 (Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (312) 930-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 9. Regulation FD Disclosure.

        On December 6, 2002, Chicago Mercantile Exchange Holdings Inc. (the "Company") filed with the Securities and Exchange Commission pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended, the prospectus (the "Prospectus") relating to the initial public offering of shares of the Company's Class A common stock, par value $.01 per share.

        A copy of the Prospectus is attached hereto as Exhibit 99.1.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Prospectus of Chicago Mercantile Exchange Holdings Inc., filed with the Securities and Exchange Commission pursuant to Rule 424(b)(1) on December 6, 2002, File No. 333-90106.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. Registrant
Date: December 9, 2002	By:	/s/ CRAIG S. DONOHUE Craig S. Donohue Executive Vice President and Chief Administrative Officer

QuickLinks

  ITEM 9. Regulation FD Disclosure.
EXHIBIT INDEX
SIGNATURES